EXHIBIT 10.37

AGREEMENT FOR THE TRANSFER OF SPONSORS OBLIGATIONS

WHEREAS, Corautus Genetics Inc. (hereinafter “CGI”) corporation doing business at 75 Fifth Street, NW, Suite 313, Atlanta, GA 30308 has developed an article pVGI.1(VEGF2) which it wishes to test in clinical trials for myocardial ischemia (MI); and,

WHEREAS, CGI wishes to transfer some, but not all, of its legal obligations surrounding its objective of filing an Investigational New Drug Application (IND) for a drug for MI under the Code of Federal Regulations (CFR) as they interpret the Food, Drug and Cosmetic Act (the Act); and,

WHEREAS, PPD Development, LP (hereinafter “PPD”) a Texas limited partnership with its principal place of business at Wilmington, North Carolina, does agree, for a consideration as provided in the contract between CGI and PPD, to accept some, but not all, of CGI’s responsibilities under the Act and provides notice that all obligations not explicitly transferred to PPD, or shared by CGI and PPD, remain the responsibility of CGI;

NOW, THEREFORE, in consideration of the premises, the parties hereby agree that the following responsibilities, upon execution of this document by the parties, be effectively transferred from CGI to PPD:

OBLIGATIONS UNDER 21 CFR PART 312 INVESTIGATIONAL NEW DRUG APPLICATION

1) reviewing and evaluating the evidence relating to the safety of the investigational drug as such evidence is obtained from the investigator, as referenced in 21 CFR 312.56(c);

This agreement shall be effective on the latter of the signature dates shown below.

In Witness Whereof, the parties have executed this agreement or caused this Agreement to be executed by their duly authorized representatives in duplicate originals on the dates shown below.

Corautus Genetics Inc.		PPD Development, LP

By: PPD GP, LLC
Its General Partner

By:	/s/ Richard E. Otto	By:	/s/ Fred B. Davenport, Sr.
Name:	Richard E. Otto	Name:	Fred B. Davenport, Sr.
Its:	Chief Executive Officer	Its:	President
Date:	March 7, 2005	Date:	March 7, 2005